Exhibit 23.1

                          Independent Auditors' Consent

   We have issued our report dated March 31, 2000, accompanying the consolidated financial statements included in the annual report of FFP Marketing Company, Inc. on Form 10-K for the year ended December 26, 1999. We hereby consent to the incorporation by reference of said report in the registration statement of FFP Marketing Company, Inc. on Form S-8 (File No. 33-68143).


                                          Grant Thornton LLP


Dallas, Texas
April 11, 2000
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                                  Exhibit 23.1

                          Independent Auditors' Consent

   We consent to incorporation by reference in the registration statement (No. 33-68143) on Form S-8 of FFP Marketing Company, Inc. of our report dated March 30, 1999, except as to the final paragraph of Note 6, which is as of April 12, 1999, related to the consolidated balance sheet of FFP Marketing Company, Inc. and subsidiaries as of December 27, 1998, and the related consolidated statements of operations, stockholders' equity/partners' capital, and cash flows for each of the years in the two-year period then ended, which report appears in the December 26, 1999 annual report on Form 10-K of FFP Marketing Company, Inc.


                                          KPMG LLP


Fort Worth, Texas
April 11, 2000